                                                                   EXHIBIT 10.13

                                LICENSE AGREEMENT

      This License Agreement (the "Agreement") effective as of the 17th day of October, 1996 ("Effective Date") is made by and between Dimotech Ltd., a corporation organized under the laws of the country of Israel, located at the Gurtwith Science Based Industrial Center, Technion City, Haifa 32000 Israel ("Licensor"), Gera Neufeld, whose domicile is 23 Shoham Street, Haifa 34679 ("Inventor") and Collateral Therapeutics, Inc. a corporation organized under the laws of the state of California, located at 9360 Towne Center Drive, San Diego, California 92121 ("Licensee").

                                   Background

      WHEREAS, Licensor is a wholly owned subsidiary of the Technion R & D Foundation (the "Technion") and has the exclusive right to license and commercialize any inventions developed by researchers or faculty members of the Technion, and inventions developed at the Technion or developed using the facilities or property of the Technion, and

      WHEREAS, Inventor, a member of the faculty of the Technion, isolated and genetically characterized a vascular endothelial growth factor comprising 145 amino acids ("VEGF-l45"), and identified for the first time biological properties of VEGF-145 which may render it useful in the treatment of cardiovascular disease including peripheral vascular disease, and

      WHEREAS, Licensee is a company which focuses on developing gene therapies for treating heart disease and desires to use a polynucleotide encoding VEGF-145 to develop potential therapies for heart disease.

      NOW THEREFORE, in consideration of the mutual covenants herein contained, Licensor, Licensee and Inventor agree as follows:

I.    DEFINITIONS

      "Licensed Field" means, and is limited to, the treatment of cardiovascular disease, defined as the treatment of any and all diseases or disorders, whether congenital or acquired, which affect the function or structure of the heart or blood vessels or both, including but not limited to myocardial ischemia, congestive heart failure, atherosoler resterosis, vascular or remodeling, and peripheral vascular disease.

      "Patent Rights" means any patents or patent applications assigned or required to be assigned to the Technion or subsidiaries of the Technion including Licensor, now or in the future, which claim VEGF-145, a vector comprising VEGF-145, or the use of VEGF-145 in the Licensed Field. As used herein, patents and patent applications shall include U.S. applications, U.S. provisional applications, foreign patent applications, PCT international applications, continuations, continuations-in-part, extensions, divisions, provisionals, substitutions or additions to such applications and all patents which are re-issues, re-validations and registrations based thereon. As used herein, VEGA-145 shall include Analogues of VEGF-145.

      "Analogues of VEGF-145" means peptides which have a structural homology to VEGF-145 and which exert biological activity similar to that exerted by VEGF-145.

      "Technical Information" means information from Inventor, the Tectonic, its faculty, staff, researchers, or students, including trade secrets, developments, discoveries, data, drawings, techniques, documents, models and know-how, whether or not patented or patentable, which relates in whole or in part to the Licensed Field.

      "Biological Material" means cell lines, nucleic acid, vectors, or other biological materials, including the progeny and clones thereof, developed or supplied by Inventor and/or the Technion, its faculty, staff, researchers, or students, which relates in whole or in part to the Licensed Field.

      "Proprietary Rights" shall mean the Patent Rights Technical Information, and Biological Material.

      "Licensed Process" means any process(es) which, in the absence of this Agreement, infringe one or more claims of the patents set forth in the Patents Rights that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

      "Licensed Products" means any products or tangible materials which, in the absence of this Agreement, infringe one or more claims of the patents set forth in the Patents Rights that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

      "Net Sales" means the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of Licensee, or its sublicensees, and from leasing, renting, or otherwise making Licensed Products available to others without sale, whether invoiced or not, less deductions for
(i) transportation charges, including insurance relating thereto; (ii) sales and excise taxes or customs duties paid by selling party and any other governmental charges imposed upon the sale of the Licensed Product(s); (iii) distributors fees rebates or allowances actually granted, allowed or incurred; (iv) quantity discounts, cash discounts or chargebacks actually granted, allowed, or incurred in the ordinary course of business in connection with the sale of the Licensed Product(s); and (v) allowances, or credits to customers, not in excess of the selling price of the Licensed Product(s), on account of governmental requirements, rejection, outdating, recalls or return of the Licensed Product(s).

II.   GRANT OF LICENSE

2.01 Licensor hereby grants to Licensee, under the Patent Rights and within only the Licensed Field, the exclusive worldwide right and license to make, have made, use, sell, have sold and import Licensed Products and Licensed Processes, and the exclusive right to sublicense others to do the same provided the sublicensee agrees to be bound by all terms set forth herein, except if modified by prior agreement with Licensor.

III.  BIOLOGICAL MATERIALS TRANSFER

      Upon the execution of this Agreement, and as may be necessary or desirable thereafter, Inventor and/or Licensor shall supply Licensee with Biological Materials in Licensor's possession as reasonably required by Licensee and as reasonably available from Licensor so as to assist Licensee in developing Licensed Product; and Licensed Processes and shall make available to Licensee the Technical Information relating thereto. Licensee acknowledges that it will hold the Biological Materials which are delivered in confidence and as the sole property of the Licensor. The Biological Materials provided will be for the sole purpose of the Licensed Field and shall not be used for any other purpose by the Licensors without the express written permission of Licensor. All supplies of Biological Materials held by Licensee and its Sub-licensees shall, at Licensor's option, be returned to Licensor or destroyed by Licensee upon the termination of this Agreement.

IV    RENUMERATION

4.01 License Fee. Within ten (10) days of execution of this Agreement, Licensee shall pay to Licensor a non-refundable fee of sixteen thousand dollars ($16,000). This license fee shall be in addition to the royalties payable pursuant to this License and, therefore, shall not be available for credit against future royalties.

4.02 Minimum Annual Royalties. On or before the fifteenth day of January of each calendar year beginning in the later of (a) the year 2004, or (b) the issuance in the United States and/or the European Union of a patent with a claim covering VEGF-145, a vecter comprising VEGF-145, or the use of VEGF-145 in the Licensed Field.

      Licensee shall pay to Licensor a *** minimum annual royalty as follows:

                  Year                          Payment
                  ----                          -------

                   ***                             ***
                   ***                             ***
                   ***                             ***
                   ***                             ***
                   ***                             ***
                   ***                             ***

4.03 Running Royalties. In addition to the License Fee of paragraph 4.01, Licensee, on a quarterly basis, shall pay to Licensor a *** based on Net Sales of all

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                                        4

Licensed Products and Licensed Process. The running royalty to be paid shall be offset against the minimum provided under paragraph 4.02.

4.04 Milestone Payments. In addition to the fees enumerated in paragraphs 4.01,
4.02 and 4.03, Licensee shall pay to Licensor, upon reaching the following developmental / regulatory milestones with respect to a Licensed Product or Licensed Process, the following non-refundable payments.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Milestone                                   Target Date         Payment to
                                                                Licensor
--------------------------------------------------------------------------------
                    ***                     August 1, 1997      $25,000
                    ***
                    ***
--------------------------------------------------------------------------------
                    ***                         *** , 1998      $100,000
                    ***
                    ***
--------------------------------------------------------------------------------
                    ***                           ***              ***
--------------------------------------------------------------------------------
                    ***                           ***              ***
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

4.05 Due Diligence. As an incentive for Licensee to reach the Milestones set forth above in a timely manner, for any Milestone not reached within *** of the Target Date, Licensee shall, within *** *** pay to Licensor a non-refundable sum of fifty thousand dollars ($50,000) whereupon the Target Dates for all unreached Milestones will advance by one year.

4.06 Sub-licensee Royalties. Licensor acknowledges that Licensee shall have the right to grant sub-licenses in the Licensed Field, provided that Licensee shall be responsible for payment of royalties to Licensor on Net Sales of such sub-licenses as if such Net Sales were made by Licensee directly and pursuant to the terms and conditions of this License Agreement.

4.07 Payments. Royalties on Licensed Products and Licensed Process shall accrue at the time payment is received by Licensee. Royalties which have accrued in any calendar quarter shall be

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                                        5
payable within *** after the end of such calendar quarter. Any royalties not paid to Licensor when due hereunder shall bear interest *** . *** is in effect from time to time from the date such royalties were due to the date such royalties are paid. Royalties shall be payable in U.S. dollars, at Licensor's option, by a check payable to the order of "Dimotech" and drawn on a U.S. bank or by wire transfer to a bank account designated by Licensor. Where it is necessary to convert the amount of royalties due from another currency into U.S. dollars, conversion shall be made at the spot rate or the mean of the buy and sell spot rates, if no single rate is published, for the last business day of the calendar quarter in which such royalties have accrued as published by West Coast edition of The Wall Street Journal or if no rate(s) is (are) therein published as prevailing at the close of business on such day at Chase Manhattan Bank New York, New York.

4.08 Royalty Reports; Inspection. License agrees to keep accurate and correct records of Licensed Products made, used, or sold and Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due Licensor. Upon *** prior notice to Licensee and during normal business hours, but not more frequently than once per calendar year, an independent auditor paid for and selected by Licensor (which selection shall be with the reasonable consent of the Licensee) may inspect such books and records of Licensee, its Affiliates and Sub-licensees at their respective facilities for the *** immediately preceding the date of inspection, to verify the correctness of the reports given to Licensor under, this Section 4.07. If an inspection shows an underreporting or underpayment *** then Licensee shall reimburse Licensor for the cost of the inspection.

V. PATENT PROSECUTION & MAINTENANCE PUBLICATIONS

5.01 Prosecution and Maintenance. The preparation, filing, prosecution, and maintenance of all patent applications-- domestic, international, and foreign-- covering the Licensed Product and Licensed Process shall be made on behalf of Licensor by attorneys representing Licensor. Licensee shall reimburse Licensor for all reasonable and approved costs associated therewith Licensee and its designated attorneys shall have the power to review and inspect all patents

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                                        6
applications and amendments and other Patent Office submissions before the filing thereof and shall receive copies of all Patent Office and International Bureau notices and actions promptly after receipt by Licensor. Licensor and License agree to cooperate in good faith in formulating and implementing patent strategies agreeable to both parties.

5.02 Marking. Licensee shall comply with all United States and foreign jurisdiction laws in respect of patent marking, if any.

5.03 Ownership. All Patents Rights, Technical Information, and Biological Materials shall be the sole property of Licenser except as provided herein.

5.04 Infringement by Third Parties. Licensor shall promptly notify Licensee in writing of any alleged or threatened infringement of any patent included within Patent Rights, of which they become aware. Licensee shall have the sole right to bring and control any action or proceeding with respect to such infringement at its own expense and by counsel of its own choice. In the event Licensee brings an infringement action, Licensor shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney or agreeing to be joined as a party, the reasonable costs of which shall be at Licensee expense. Any recovery realized as a result of such litigation after reimbursement of any and all litigation expenses of Licensee, shall be treated as Net Sales for purposes of the royalty provisions of this Agreement.

5.05 Infringement of Third Party Rights. Each parry shall promptly notify the others in writing of any known infringement by Licensee or asserted infringement by licensee of any third party's intellectual property (collectively, "Alleged Third Parry Rights") by reason of the manufacture, import, use, sale or offer for sale of any Licensed Product or Licensed Process. Licensee shall have the right to control any defense of any claim of infringement of Alleged Third Party Rights at its own expense and any counsel of its choice, and Licensor shall have the right, at its own expense, to be represented in any such action by counsel of its choice. In the event of any infringement or asserted infringement of Alleged Third Party Rights, Licensor shall cooperate in good faith with Licensee on a mutual and reasonable basis to negotiate and settle any dispute with any such third party concerning the Alleged Third Party Rights. Licensor has conducted no search to determine whether the Licensed Product or Licensed Process infringes Alleged Third Party Rights.

5.06 Cooperation in Connection with Infringement Disputes. In any suit or dispute involving infringement or asserted infringement by a third party of a patent included within the Patent Rights or infringement or asserted infringement by Licensee of Alleged Third Party Rights, the parties shall cooperate fully, and upon the request of and at the expense of Licensee, Licensor shall make available to Licensee at reasonable times and under appropriate conditions all relevant personnel, records, papers information, samples, specimens and the like which are in its possession or control.

5.07 Publication. Each party to this Agreement recognizes that the publication of papers regarding the subject matter of this Agreement, for example, subject matter within Patent Rights, including oral presentations and abstracts, may be beneficial to the parties provided such publications are subject to reasonable controls to protect proprietary information and Patent Rights. In particular, it will be the goal of the parties to maintain the confidentiality of any proprietary information until a patent application covering said information has been filed. Accordingly, Licensee shall have the right to review any paper proposed for publication by Inventor, including oral presentations and abstracts, which relates to the subject matter of this Agreement. Before any such paper is submitted for publication, Inventor will deliver a complete copy to Licensee at least 45 days prior to submitting the paper to a publisher. Licensee shall review any such paper and give its comments to Licensor within fifteen (15) days of the delivery of such paper to the receiving party. With respect to oral presentation materials and abstracts, the parties shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items a soon as practicable to the publishing party with appropriate comments, if any, but in no event later than ten (10) days from the date of delivery to the receiving party. At Licensee's request, Inventor will delay (but not prevent) a publication which relates to the subject matter of this Agreement in order to allow a patent application to be prepared and filed. Under no circumstances may one party publish data or information of the other without permission of the other.

VI.   SCIENTIFIC CONSULTANTS

      Licensee may contract directly with Inventor or other faculty members of the Technion to utilize their services as scientific consultants. Licensor shall be informed of such arrangement and receive copies of any agreement in a timely manner. During the term of such consulting agreement the consultant shall have the obligation to assign rights to any invention for which he/she is an inventor (sole or joint) to Licensor. Licensee shall have a right of first refusal to acquire an exclusive license for such inventions which result directly and solely from the consulting arrangement under terms to be negotiated between the parties in good faith.

VII.  LIMITATION OF LIABILITY, INDEMNIFICATION, NEGATION OF WARRANTIES

7.01 Limitation of Liability. Licenser shall not be liable to Licensee, its successors, assigns, affiliates or sub-licensees for any loss of profits, loss of business, interruption of business, nor for indirect, special or consequential damages of any kind whether under this Agreement or otherwise, even if Licensor has been advised of the possibility of such loss.

7.02 Licensor's Patent Rights. Licensor hereby represents and warrants that, to the best of its knowledge, it holds the exclusive right to license the Patent Rights, free and clear of any and all liens, claims and encumbrances. Licensor represents and warrants that it knows of no reason why any patents within Patent Rights would be barred, unpatentable, invalid or unenforceable, that they are not aware of any asserted or unassented claim or demand of any right in or to any of the Patent Rights, including a claim or demand of inventorship by an inventor that has not or will not transfer its rights to Licenser in due course, and that they have disclosed all relevant information known to them regarding the Patent Rights to Licensee.

7.03 No warranties. Except as set forth above, Licensor makes no representations or warranties, expressly or impliedly, with respect to the Licensed Products, Licensed Process, or Proprietary Rights. By way of example, but not of limitation, Licensor makes no representations or warranties as to the safety, medical efficacy, commercial utility, non-infringement, patentability or validity of the Licensed Products, Licensed Process or Patent Rights. Licensor shall not be held to any liability with respect to any claim by a third party on account of, or arising from, the use of the Licensed Products or Licensed Process.

7.04 Indemnification. Licensee will defend, indemnify and hold Licensor and the Technion, its subsidiaries, faculty, scientists, students, managers, directors officers, employees and agents (collectively the "Indemnified Parties") harmless against any and all liability, loss, damage, claim or expense (including attorney's fees) (collectively the "'Indemnified Losses") arising out of or in connection with any use, sale or other disposition by Licensee, its Affiliates, sub-licensees, vendors, customers or other third parties of the Licensed Products, Licensed Process, or Biological Materials. As examples, and in no way limiting the generality of the foregoing, Licensee will indemnify, hold harmless, and defend the Indemnified Parties against any and all of the following claims (i) claims by or on behalf of a human subject of any clinical trial or study, (ii) claims arising from failure to comply with all governmental regulations or failure to obtain any required license, clearance or other approval necessary to use, market or sell the Licensed Products or Licensed Process, (iii) product liability claims of any nature, and (iv) claims by a third party that Licensee's, its Affiliate's or its Sub-licensee's manufacture, use, sale or other disposition of the Licensed Products, Licensed Processes, or Biological Material violates any patent, copyright, trademark, other proprietary or property rights of such third party. This indemnity shall survive termination or expiration of this Agreement.

7.05 Insurance. Licensee shall maintain insurance in type and amount considered to be reasonable and prudent given the types of risks involved in the development, pre-commercialization and commercialization of the Licensed Products and Licensed Process. The liability limits on such insurance shall be reasonable for the risks involved.

VIII. CONFIDENTIALITY

8.01 Confidentiality. The Recipient (as defined below) shall keep confidential and shall use only as set forth herein during the term of this Agreement and thereafter all Technical Information, Biological Material, and any other information supplied by or on behalf of a party (the "Disclosing party") with the exception of (a) information and materials in the public domain through no act of Recipient, (b) information known to Recipient at the time of receipt thereof from Licensor, and (c) information disclosed to Recipient by a third party with no obligation of confidentiality to the Disclosing party. In addition, disclosure may be made (i) to governmental agencies to the extent required or desirable to secure governmental approval for the marketing of Licensed Products and Licensed Process or otherwise required by law, (ii) to pre-clinical and clinical investigators where necessary or desirable for their information to the extent normal and usual in the custom of the trade, and (iii) to Sub-licensees to the extent necessary and under a secrecy agreement with essentially the same confidentiality provisions contained herein.

8.02 Publicity. No public announcement concerning the existence or the terms of this Agreement shall be made, either directly or indirectly, by either party, except as may be legally required by applicable laws, regulations, or judicial order, without first obtaining the approval of other party and agreement upon the nature, text, and timing of such announcement, which approval and agreement shall not be unreasonable withheld, provided however, it shall not be unreasonable for License to withhold permission to use the name of the Licensee or its sublicensees. The party desiring to make any such public announcement shall provide the other party with a written copy of the proposed announcement in sufficient time prior to public release to allow such other party to comment upon such announcement, prior to public release. Neither parry shall issue any press release or make any public announcement which included or otherwise uses the name of the party in any public statement or document except with the prior written consent of such party.

IX.   TERMINATION

9.01 Term. The term of this Agreement and the rights and licenses granted hereunder shall commence an October 17, 1996 and shall continue until expiration of the last to expire of the patents within the Patent Rights, unless this Agreement shall be earlier terminated

9.02 Failure to Pay. If Licensee shall at any time default in the payment of any royalty or other payment obligation or shall commit any material breach of any covenant or agreement herein contained or shall make any false report and shall fail to remedy any such default or material breach within sixty (60) days after receipt by Licensee of written notice thereof by Licensor, Licensor may, at its option, cancel this agreement and revoke the rights and licenses herein granted, by notice in writing to such effect, but such act shall not prejudice the right of Licensor to recover any royalty or other sums due prior to the time of such cancellation, it being understood, however, that if within sixty (60) days after receipt of any such notice Licensee shall have rectified its default, then the rights and licenses herein granted shall remain in force as if no breach or default had occurred on the part of Licensee.

9.03 Insolvency. If Licensee becomes insolvent or bankrupt, makes any assignment for the benefit of creditors, fails generally to pay its debts as they become due, is adjudged bankrupt, or if a receiver, custodian, or trustee of Licensee's property or a mayor part of Licensee's property is appointed, or if any other proceeding for relief under any bankruptcy law or similar law for the relief of debtors is instituted by or against Licensee and, if instituted against Licensee, is consented to or not dismissed within sixty (60) days after such institution, then this Agreement and the licenses herein granted shall thereupon automatically terminate.

9.04 Termination by Licensee. Licensee shall have a unilateral right to terminate this Agreement by providing sixty (60) days prior written notice to Licensor, but such act shall not prejudice the right of Licensor to recover any royalty or other sums which accrued prior to the date of termination, including reimbursement for the authorized parent costs set forth in paragraph 5.01. Within ten (10) days of notifying Licensor of said termination, Licensee will pay to Licensor a termination fee of thirty thousand dollars ($30,000).

9.05 No Waiver. The right of either party to terminate this Agreement as hereinabove provided shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous failure to perform hereunder.

9.06 Rights Upon Termination. Upon termination of this Agreement, Licensee and its Affiliates shall have the right, *** following such date of termination, to dispose of Licensed Products completed or substantially completed on the date of termination and to complete orders, outstanding on such date of termination, for Licensed Products. Royalties shall be paid to Licensor with respect to such permitted sales of Licensed Products following such date of termination as though such termination had not occurred. Any sublicenses granted by Licensee shall provide for the termination of the sublicense, or the conversion to a license.

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                                       12
directly between such sublicensees and Licensor, at the option of the sublicensee, upon termination this Agreement as provided herein.

X.    NOTICE

10.1 All reports, communications, requests or notices required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed to be duly given is mailed by certified or registered mail, or delivered by Post Office Express Mail, Federal Express, DHL, or other express mail carrier, to the party concerned at its address as set forth on page 1 hereof with a copy to be mailed as follows:

      Notice to Licensor (copy to):             Notice of Licensee (copy to):
      -----------------------------             -----------------------------

      Jonathan M. Cohen                         Bradford J. Duft
      Wigman, Cohere, Leitner & Myers. P.C.     Lyon & Lyon
      The Farragut Building, 10th Floor         4250 Executive Square, Ste. 600
      900 17th Street, N.W., Suite 1000         La Jolla, CA 92037
      Washington, D.C. 20006

10.2 Severability. If any provision of this Agreement is deemed illegal or unenforceable, the remainder of the provisions of the agreement shall not be affected thereby.

10.3 No Partnership, Joint Venture or Agency. Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or as agent of the other and Licensee shall have no power to obligate or bind Licensor in any manner whatsoever in its relationships with Licensee's suppliers, contractors, customers, employees, agents, or otherwise. Licensor is a corporation formed under the laws of the State of Israel and Licensor shall have no liability for any action, inaction, agreement of Licensee.

XI.   MISCELLANEOUS

11.01 Adjudication and Governing Law. Any suit and/or proceeding relating to the construction, performance, or effect of this Agreement (other than patent infringement or validity disputes) will be brought and prosecuted only in the county of the party against whom that suit and/or proceeding is instituted. This Agreement shall be governed in all respects in accordance with the laws of the State of California USA (other than for patent infringement or validity disputes). Patent infringement or validity disputes shall be adjudicated in a court having competent jurisdiction in the country in which the disputed patent issued.

11.02 No Waiver. A waiver by either party of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any other breach or violation of this Agreement.

11.03 Entire Agreement. This Agreement embodies the entire understanding of the parties relating to the subject matter hereof and supersedes all prior understandings and agreements. No modification or amendment of this Agreement shall be valid or binding except if in writing signed by each of the parties.

11.04 No Assignment. Neither this Agreement nor any rights granted hereunder, shall be assignable by any party hereto without prior written consent of the other party; provided however, that Licensee may assign this Agreement without the consent of the Licensor (i) to its Affiliates, if Licensee guarantees the full performance of its Affiliates' obligations hereunder,
(ii) to Schering AG or (iii) in connection with the sale or transfer of all or substantially all of its assets, whether by merger, sale of stock, operations of law or otherwise. Any purported assignment in contravention of this section shall, at the option of the non-assigning party, be null and void and of no effect.

11.05 Headings. Any headings and captions used in this Agreement are for convenience and reference only and are not a part of this Agreement.

11.06 Construction. The parties acknowledge that this Agreement has been the subject of full opportunity for negotiation and amendment and that the party who has taken the role of drafter shall not suffer any adverse construction of any terms or language of this Agreement because of such role.

11.07 Multiple Products. A dispute as to whether a product made, used or sold by Licensee is a Licensed Product will not cause termination of this Agreement with respect to a different product made, used, or sold by Licensee if both parties agree that said different product is a Licensed Product.

11.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one agreement.

11.09 Initial patentability analysis. It is the sole responsibility of the Licensee, within *** of the Effective Date, to determine to its satisfaction the patentability and scope of Patent Rights, and Licensee may terminate this agreement within *** of the Effective Date if it not satisfied with said patentability and scope with no obligation to pay the termination fee set forth in section 9.04 and without any claims or demands for any of the parties.

      IN WITNESS WHEREOF, the parties hereto have duly executed this License Agreement as of the date written.

                              Dimotech. Ltd.


                              By: /s/ Ami Lowenstein
                                  --------------------------------
                                  Ami Lowenstein
                                  Title: Managing Director
                                  Date: Oct 18 96

                              Inventor


                              By: /s/Gera Neufeld
                                  --------------------------------
                                  Gera Neufeld
                                  Date: Nov 1, 1996

                              Collateral Therapeutics, Inc.


                              By: /s/ Jack W. Reich, Ph.D.
                                  --------------------------------
                                  Jack Reich
                                  Title: President and CEO
                                  Date: Oct. 28, 1996

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                                       15